Exhibit 4.2

THIS WARRANT AND ANY SECURITIES TO BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS. THE WARRANT AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND THE LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, OR AN EXEMPTION THEREFROM, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

No. W-[ ]	Number of Warrant Shares: __________
Original Issue Date: __________ 2021	(subject to a subsequent financing)

MAIA BIOTECHNOLOGY, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This certifies that, for value received, _______________, or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from MAIA Biotechnology, Inc., a Delaware corporation (the “Company”), that number of shares (the “Warrant Shares”) of common stock, $0.0001 par value of the Company (the “Common Stock” or “Common Shares”), as determined by multiplying the number of Equity Financing Shares (as defined below) or Common Shares, as applicable, issuable upon conversion of the Note (as defined below) by fifty percent (50%), subject to adjustment as set forth herein, at an exercise price (the “Exercise Price”) per Warrant Share equal to the Conversion Price (as defined below) as of the original issuance date of the Equity Financing Shares or Common Shares, as applicable, subject to adjustment as set forth herein. The term “Warrant” as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

For purposes hereof, “Change of Control” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors (excluding a transaction for capital raising purposes), (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, exclusive license (other than in the ordinary course of business, consistent with past practices), lease or other disposition of all or substantially all of the assets of the Company.

For purpose hereof, “Conversion Price” has the meaning set forth in the Note.

For purpose hereof, “Equity Financing Shares” has the meaning set forth in the Note.

For purpose hereof, an “IPO” has the meaning set forth in the Note.

For purpose hereof, a “Note” means the convertible promissory note issued to the Holder by the Company in conjunction with the issuance of this Warrant.

1.Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall only be exercisable, in whole or in part, during the period (the “Exercise Period”) beginning on the date hereof and ending on earliest to occur of: (a) ____________, 2028; or (b) immediately prior to the closing of a Change of Control.

2.Exercise of Warrant.

a.Subject to the terms and conditions set forth herein, the purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the Exercise Period, by the surrender of this Warrant and a notice of exercise, in the form attached hereto as Annex A, duly completed and executed by or on behalf of the Holder, at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder), and upon payment of the Exercise Price for each of the Warrant Shares to be issued pursuant to such exercise in cash.

b.This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within twenty (20) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Warrant Shares for which this Warrant may then be exercised.

3.No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Warrant Shares to which the Holder would otherwise be entitled, the Company shall, in its sole discretion, elect either to (i) pay the Holder the cash value of such fractional Warrant Share, calculated on the basis of the Exercise Price, or (ii) round to the nearest whole number of Warrant Shares.

4.Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.Rights as Stockholders. The Holder, as a holder of this Warrant, shall not be deemed the holder of Warrant Shares for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

6.Transfer of Warrant.

a.Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

b.Non-Transferability and Non-Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part by the Holder to any Person without the prior written consent of the Company. Notwithstanding the foregoing or anything to the contrary herein, the immediately preceding sentence shall not apply upon a transfer by the Holder to an Affiliate (as defined below) of the Holder, provided that the Holder shall deliver prior written notice to the Company of such transfer and this Warrant shall at all times remain subject to the terms and restrictions set forth in this Warrant and such transferee shall, as a condition to such transfer, deliver a counterpart signature page to this Warrant as confirmation that such transferee shall be bound by all the terms and conditions of this Warrant. Subject to such compliance, title to this Warrant may be transferred by endorsement by the Holder executing the assignment form attached hereto as Annex B (the “Assignment Form”) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. For purposes hereof, “Affiliate” means, with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a shareholder, member, limited partner, general partner, officer, director or manager of such Person; provided, that such Person is not a competitor of the Company or any of its subsidiaries.

c.Exchange of Warrant Upon a Transfer. Upon surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to compliance with the other provisions of this Section 6, the Company at its expense shall issue to or on the order of the transferee a new warrant or warrants of like tenor, in the name of the transferee or as the transferee may direct, for the number of Warrant Shares then issuable upon exercise hereof.

7.Reservation of Shares. The Company covenants that, during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the issuance of all Warrant Shares issuable upon the exercise of this Warrant and, from time to time, will take all steps necessary to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all Warrant Shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price pursuant to Section 2.a, all as set forth herein, will be fully paid, nonassessable, free of preemptive rights (other than preemptive rights which have been waived) and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares upon the exercise of this Warrant.

8.Adjustment of Exercise Price and Number of Shares. Once fixed, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 8. Upon each adjustment to the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

a.In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common

Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

b.If at any time or from time to time the holders of Common Stock shall have received or become entitled to receive, without further payment therefor:

(i)shares of Common Stock or any shares of capital stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution; or

(ii)shares of Common Stock or additional stock or other securities or other property (including cash) by way of spinoff, split-up, merger, reclassification, recapitalization, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 8.a);

then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of shares, capital stock, securities and other property (including cash in the cases referred to in clauses (ii) above) which such Holder would hold on the date of such exercise had Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares, capital stock, securities and other property.

c.If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 8 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares issuable under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares, capital stock, securities and other property as he would have owned had the Warrant been exercised for Warrant Shares prior to the event and had he continued to hold such Warrant Shares until after the event requiring adjustment.

9.Notices. In case:

a.the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right;

b.of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity, or any conveyance of all or substantially all of the assets of the Company to another entity;

c.of any Change of Control; or

d.of any IPO;

then, and in each such case, the Company will mail and email or cause to be mailed and emailed to the Holder or Holders a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance or

Change of Control is to take place, and the time, if any is to be fixed, as of which the holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or Change of Control. Such notice shall be mailed at least ten (10) days prior to the date therein specified.  The email addresses are provided on the signature page.

10.Amendments.

a.This Warrant and any term hereof, may be changed, waived, discharged or terminated only by an instrument signed by the Company and the Holder.

b.No waivers of, or exceptions to, any term, condition or provisions of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.Shareholders Agreement. Notwithstanding anything to the contrary herein, it shall be a condition to the receipt of any Warrant Shares hereunder that the Holder executes a shareholders’ agreement by and among the Company and the other parties named therein, or similar agreements, each as amended from time to time, as required by the Company.

12.Lock-up Agreement. The Holder agrees, in connection with an IPO (a) not to offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, without the prior written consent of the Company or the managing placement agent or underwriter, as applicable, managing such IPO for the duration of any customary lock-up period, and (b) to execute any agreement reflecting clause (a) above as may be requested by the Company or the managing placement agent or underwriter, as applicable, at the time of such IPO.

13.Miscellaneous.

a.This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law principles thereof.

b.This Warrant shall bind the Company, its successors and assigns, and shall benefit and bind the Holder, the Holder’s successors and permitted assigns.

c.The Section headings in this Warrant have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Warrant. All references in this Warrant to “Sections” shall be construed as references to numbered Sections of this Warrant.

d.All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or first class mail, postage prepaid or express overnight courier service, to the address set forth on the signature page hereof.  Additionally, all notices or other communications given or made hereunder shall be in writing and shall be emailed to the email addresses provided on the signature page.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized representative on the date first above written.

COMPANY:

MAIA Biotechnology, Inc.

By:

Name:	Vlad Vitoc

Title:	Founder and CEO

Address:	444 West Lake Street
Suite 1700
Chicago, IL 60606

HOLDER’S COUNTERPART SIGNATURE PAGE TO

WARRANT

The undersigned Holder agrees to be bound by the terms of the Warrant of MAIA Biotechnology, Inc., a Delaware corporation, executed by the Company in favor of the undersigned Holder, and agrees to all of the terms thereof.

ENTITY:

By (signature):

Name:

Title:

Email:

Address:

ANNEX A

NOTICE OF EXERCISE

To:MAIA Biotechnology, Inc.

The undersigned hereby (A) elects to purchase                     shares of Common Stock of MAIA Biotechnology, Inc. (“Warrant Shares”) pursuant to the provisions of Section 2 of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(1)In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of applicable federal and state securities laws.

(2)Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(3)Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

A-1

ANNEX B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of Warrant Shares set forth below:

Name of Assignee	Address	No. of Warrant Shares

The assignee acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that the assignee will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of applicable federal and state securities laws.

Date:

Signature of Holder

Signature of Assignee

B-1